      As filed with the Securities and Exchange Commission
                       on April 11, 2001.

                                    Registration No. 33-87760
______________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                     ______________________

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                             FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                      _____________________

                   GREENPOINT FINANCIAL CORP.
     (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                     06-1379001
(State or Other Jurisdiction of                  (I.R.S. Employer
Incorporation or Organization)                Identification No.)

                         90 Park Avenue
                    New York, New York 10016
            (Address of Principal Executive Offices)

        GreenPoint Financial Corp. Non-Employee Directors
                        Stock Option Plan
                    (Full Title of the Plan)
                       __________________

                     Howard C. Bluver, Esq.
     Executive Vice President, General Counsel and Secretary
                   GreenPoint Financial Corp.
                         90 Park Avenue
                    New York, New York 10016
                         (212) 834-1000
(Name, Address and Telephone Number, Including Area Code, of
Agent for Service)

                            Copy to:
                      Bruce D. Senzel, Esq.
                     One Battery Park Plaza
                       Seward & Kissel LLP
                    New York, New York 10004
                         (212) 574-1200

______________________________________________________________
EXPLANATORY NOTE

         On December 23, 1994, a total of 1,450,000 (as adjusted for the dividend of one share of common stock for each outstanding share of common stock made by the Corporation on March 4, 1998 (the "Two-for-One Stock Split")) shares of common stock of GP Financial Corp. (subsequently GreenPoint Financial Corp., the "Corporation" or the "Registrant"), to be issued in connection with the GreenPoint Financial Corp. Non-Employee Directors Stock Option Plan (the "1994 Plan"), were registered with the Securities and Exchange Commission (the "Commission") by Registration Statement on Form S-8 (File No. 33-87760). On May 8, 2001, the stockholders of the Corporation will be asked to approve the GreenPoint Financial Corp. Non-Employee Directors 2001 Stock Option Plan (the "2001 Plan"). A total of twelve thousand (12,000) (as adjusted for the Two-for-One Stock Split) shares of common stock registered on December 23, 1994 are not, and will not be, the subject of awards under the 1994 Plan. Such twelve thousand (12,000) shares of common stock are available for award under the 2001 Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Commission pertaining to Form S-8 set forth in the Division of Corporation Finance's Manual of Publicly-Available Telephone Interpretations (July
2000), these twelve thousand (12,000) shares of common stock are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed by the Corporation on April 11, 2001 relating to the 2001 Plan.

_________________________________________________________________

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Corporation's Registration Statement on Form S-8
(File No. 33-87760), including any amendments thereto, is incorporated herein by reference.


_________________________________________________________________

                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on the 11th day of April, 2001.

                             GREENPOINT FINANCIAL CORP.


                             By:/s/Thomas S. Johnson
                             --------------------------------
                                  Thomas S. Johnson
                                    Chairman of the Board and
                                    Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement, relating to the GreenPoint Financial Corp. Non-Employee Directors Stock Option Plan, has been signed by the following persons in the capacities and on the date indicated:

        Name                 Title                      Date
        ----                 -----                      ----

/s/ Thomas S. Johnson        Chairman of the       March 13, 2001
-------------------------    Board and Chief
    Thomas S. Johnson        Executive Officer

/s/ Jeffrey R. Leeds         Executive Vice        March 13, 2001
-------------------------    President and Chief
    Jeffrey R. Leeds         Financial Officer

/s/ Joseph D. Perillo        Senior Vice           March 13, 2001
-------------------------    President and
    Joseph D. Perillo        Controller

/s/ Robert M. McLane         Director*             March 13, 2001
--------------------------
    Robert M. McLane


/s/ Dan F. Huebner           Director*             March 13, 2001
--------------------------
    Dan F. Huebner

/s/ Robert P. Quinn          Director*             March 13, 2001
--------------------------
    Robert P. Quinn


/s/ Robert F. Vizza          Director*             March 13, 2001
--------------------------
    Robert F. Vizza


/s/ William M. Jackson       Director*             March 13, 2001
--------------------------
    William M. Jackson


/s/ Charles B. McQuade       Director*             March 13, 2001
--------------------------
    Charles B. McQuade


/s/ Alvin N. Puryear         Director*             March 13, 2001
--------------------------
    Alvin N. Puryear

/s/ Edward C. Schmults       Director*             March 13, 2001
--------------------------
    Edward C. Schmults




*By  /s/ Thomas S. Johnson
         Attorney-In-Fact)




















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